UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 8, 2016

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, Edward Smolyansky, Chief Accounting Officer, Chief Operating Officer, Treasurer and Secretary of Lifeway Foods, Inc. (the "Company") resigned from his position as Chief Accounting Officer. The Board subsequently appointed John P. Waldron to serve as Chief Accounting Officer commencing August 8, 2016. Mr. Smolyansky retains his position as Chief Operating Officer, Treasurer and Secretary.

Mr. Waldron, 52, joined the Company as Vice President of Finance in July 2015 and was appointed Chief Financial Officer effective January 1, 2016. Prior to his employment at the Company, Mr. Waldron was a financial consultant at Tatum during 2015,  counseling a large public company on effective controllership capabilities in a "near crisis" situation. Previously, Mr. Waldron was Vice President, Controller and Chief Accounting Officer at Campbell Soup Company from 2011 to 2013 and Vice President, Controller and Chief Accounting Officer of Navistar from 2006 to 2010. Prior to 2006 Mr. Waldron held various financial leadership positions with private and public companies including RR Donnelley the Follett Corporation Dominick's Supermarkets and Terrific Promotions.  Mr. Waldron began his career at Arthur Andersen and he is a graduate of Loyola University of Chicago.

Employment Agreements

On July 20, 2015, the Company entered into an employment agreement with Mr. Waldron (the "Employment Agreement").  Beginning in 2015, Mr. Waldron began earning an annual base salary of $325,000.  Mr. Waldron's base salary is subject to annual review by the Board.  The employment agreement also allows for an annual incentive payment of ten percent (10%) of his base salary based on the satisfaction of certain pre-established performance goals established by the Board. Mr. Waldron is also eligible for certain equity and other long-term incentive awards, in the sole discretion of the Board. The Company may terminate Mr. Waldron's employment by reason of death or disability, for or without Cause, or for or without Good Reason (each as defined in the employment agreement).

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 17, 2015.

Family Relationships

There is no family relationship between Mr. Waldron and any director or executive officer of the Company.

Related Party Transactions

Mr. Waldron has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: August 12, 2016	By:	/s/ John P. Waldron
Name: John P. Waldron
Title: Chief Financial and Accounting Officer